UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 7, 2009

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nature Vision, Inc. (the “Company” or “Nature Vision”) notified the NASDAQ Stock Market("NASDAQ") of its intent to voluntarily delist its common stock from the NASDAQ Capital Market. The Company currently anticipates that, on or about August 17, 2009, it will file with the Securities and Exchange Commission and NASDAQ a Form 25 relating to the delisting of its common stock. Accordingly, the Company anticipates that trading of its common stock on the NASDAQ Capital Market will be suspended on or about August 10, 2009.

On May 20, 2009, Nature Vision received written notification from The Nasdaq Stock Market (“Nasdaq”) that the Company failed to comply with the minimum stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b) because the Company’s stockholders’ equity is below the Nasdaq minimum stockholders’ equity listing requirement of $2,500,000, and that the Company’s securities are, therefore, subject to delisting from The Nasdaq Capital Market.

On September 25, 2008, Nature Vision, Inc. (the “Company”) received a notice from The Nasdaq Stock Market indicating that the Company is in violation of the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4) as the bid price of the Company’s common stock closed below $1.00 per share for 30 consecutive days.

The Company does not foresee that it will become compliant with these listing standards in the foreseeable future and as such will voluntarily delist from the Nasdaq Capital Market. The Company believes that its common stock will be eligible for listing on the NASD Over-the-Counter Bulletin Board following its delisting from the Nasdaq Capital Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.

Date: August 7, 2009
/s/ Robert P. King
Robert P. King
Chief Financial Officer

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